Exhibit 10.19

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 22nd day of April, 2022, by and between BERNAL CORPORATE PARK II-E, LLC, a Delaware limited liability company (“Landlord”), and MOYANO INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated as of March 29, 2021 (the “Lease”), whereby Tenant leased certain office space in the building located at 6800 Koll Center Parkway, Pleasanton, California.

B. By this Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T :

1. The Existing Premises. Landlord currently leases to Tenant that certain office space in the Building containing 5,798 rentable square feet located on the first (1st) floor of the Building and known as Suite 160 (the “Existing Premises”).

2. Expansion of the Existing Premises. That certain space located on the second (2nd) floor of the Building, known as Suite 210 and outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof, is referred to herein as the “Expansion Space.” The Expansion Space contains approximately 1,890 rentable square feet of space. Effective as of the date (“Expansion Commencement Date”) that is the earlier of (a) the date Tenant commences business operations in the Expansion Space, and (b) the date the Landlord’s Work (as defined in Section 5 below) is substantially complete (i.e., the Landlord’s Work is complete with the exception of any touch-up work, repairs and minor completion items that are necessary for final completion thereof and that do not materially interfere with Tenant’s use of the Expansion Space), Tenant shall lease the Expansion Space. Accordingly, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 7,688 rentable square feet. The Expansion Commencement Date is anticipated to be June 1, 2022; however, Landlord will not be in default under the Lease if the Expansion Commencement Date does not occur by such date. At all times that Tenant leases both the Existing Premises and the Expansion Space, all references in the Lease to the “Premises” shall mean and refer to the Existing Premises and the Expansion Space.

3. Lease Term and Base Rent for the Expansion Space. The Lease Term for Tenant’s lease of the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Commencement Date and shall terminate on the date (“Expansion Termination Date”) which is thirty-six (36) months after the Expansion Commencement Date (if the Expansion Commencement Date is not the first day of the month, then such thirty-six (36) month period shall be measured from the first day of the month following the Expansion Commencement Date). During the Expansion Space Term, Tenant shall pay monthly Base Rent for the Expansion Space as follows:

Months of Expansion Space Term	Monthly Base Rent	Monthly Base Rent Per Rentable Square Foot
1-12*	$5,103.00	$2.70
13-24	$5,348.70	$2.83
25-36	$5,499.90	$2.91

*	Plus any partial month if the Expansion Commencement Date does not occur on the first (1st) day of the month.

Base Rent for the Existing Premises shall continue to be payable in accordance with the provisions of the Lease. Although monthly Base Rent for the Existing Premises shall be calculated separately from the Base Rent for the Expansion Space, Base Rent for the entire Premises shall be a single, non-severable obligation.

4. Tenant’s Share and Base Year. During the Expansion Space Term, Tenant’s Share for the Expansion Space only shall be 1.73% (based upon 1,890 rentable square feet in the Expansion Space and 109,241 rentable square feet in the Building, which Building rentable square footage is the result of a remeasurement of the Building and is effective as of the Expansion Commencement Date) and the Base Year for the Expansion Space only shall be the calendar year 2022.

5. Tenant Improvements. Promptly after full execution and delivery of this Amendment, Landlord shall, at Landlord’s sole cost and expense and using Building-standard materials only, install static dissipative flooring in the entire Expansion Space (the “Landlord’s Work”). Except as specifically set forth in this Section 5, Tenant acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises or the Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Existing Premises or the Expansion Space.

6. Parking. During the Expansion Space Term, Tenant shall have the right to use an additional seven (7) unreserved parking passes (based upon three point eighty-two (3.82) unreserved parking passes for every 1,000 rentable square feet of the Expansion Space) for use in the Parking Facilities. Tenant’s use of such additional parking passes shall be in accordance with, and subject to, all provisions of Article 28 of the Lease.

7. Security Deposit. Tenant has previously deposited with Landlord $46,615.92 as a Security Deposit under the Lease. Concurrently with Tenant’s execution of this Amendment, Tenant shall deposit with Landlord an additional $5,499.90, for a total Security Deposit under the Lease, as amended herein, of $52,115.82. Landlord shall continue to hold the Security Deposit as increased herein in accordance with the terms and conditions of Article 21 of the Lease.

8. After-Hours HVAC. Effective as of the date of this Amendment, the reference to $35.00 per hour in Section 6.2 of the Lease shall be deemed deleted and replaced with a reference to $50.00 per hour.

9. Notice of Lease Term Dates. Landlord may deliver to Tenant a commencement letter confirming the Expansion Commencement Date. Tenant agrees to execute and return to Landlord said commencement letter within ten (10) business days after Tenant’s receipt thereof.

10. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

11. OFAC Compliance.

11.1. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and blocked Persons Listed maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law. Notwithstanding the foregoing, Tenant is a U.S. Publicly-Traded Entity and Tenant’s representations in this Section shall not apply with respect to any person or entity to the extent that such person’s or entity’s interest in the Tenant was purchased through the national securities exchange on which Tenant is listed. As used in this Lease, “U.S. Publicly-Traded Entity” means an entity whose securities are listed on the national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such entity.

11.2. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 11 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

11.3. Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time prior to the expiration or earlier termination of the Lease shall be a material default of the Lease, and the Lease shall automatically terminate. Notwithstanding anything to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

12. Accessibility Disclosure. As of the date of this Amendment, the Existing Premises and the Expansion Space have not been inspected by a Certified Access Specialist (“CASp”). Landlord hereby makes the following disclosure pursuant to California Civil Code Section 1938: “A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby mutually agree that, if Tenant requests or otherwise obtains a CASp inspection of the Premises or any other area(s) within the Real Property (which Tenant must request or otherwise obtain, if at all, within thirty (30) days of the date of this Amendment), then (a) Tenant shall utilize a CASp designated by Landlord; (b) Tenant’s contract with the CASp shall require that the CASp’s inspection report be addressed to both Landlord and Tenant and expressly state that Landlord is a third-party beneficiary of such contract; (c) Tenant shall pay the cost of such inspection, (d) such inspection shall occur at a time mutually agreed upon by Landlord and Tenant and shall be conducted in a professional manner that does not in any way damage the Premises or Real Property, (e) Tenant shall provide Landlord with a copy of the CASp’s report resulting from such inspection within ten (10) days of Tenant’s receipt thereof, (f) Tenant shall keep the CASp’s inspection and all information in the CASp’s report confidential except as necessary to perform the necessary repairs or to comply with any disclosures required by law, and (g) Tenant shall, at its sole cost and expense, make all repairs necessary to correct violations of construction related accessibility standards identified by such inspection, which repairs shall be completed in accordance with the provisions of Article 8 of the Lease and no later than one hundred twenty (120) days following the date of such CASp inspection; however, if any such repairs affect the structure of the Premises, the Systems and Equipment or the Common Areas, then such repairs will be made by Landlord and Tenant shall reimburse Landlord for the entire cost thereof within thirty (30) days following receipt of an invoice therefor.

13. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

14. Tenant Representations. Each person executing this Amendment on behalf of Tenant represents and warrants to Landlord that: (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located; (b) Tenant has full right and authority to enter into this Amendment and to perform all of Tenant’s obligations hereunder; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

15. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Amendment.

16. Counterparts; Signatures. This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord:”

BERNAL CORPORATE PARK II-E, LLC,
a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company,
Its authorized signatory

	By:	/s/ JR Textor
JR Textor

	Its:	Asset Manager
05/04/2022

By:
Its:

“Tenant” *:

MOVANO INC.,
a Delaware corporation

By:	/s/ J.Cogan
	Print Name:	J.Cogan
	Title:	CFO

By:	/s/ John Mastrototaro
	Print Name:	John Mastrototaro
	Title:	CEO

*NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A)	This Amendment must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B)	If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment.